EXHIBIT 4.2

           AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT


      This AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT (THIS "AMENDMENT NO. 1"), dated as of December 17, 2003, between CARRINGTON LABORATORIES, INC., a Texas corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as rights agent (the "Rights Agent").

                                 WITNESSETH:

      WHEREAS, the Company and Rights Agent entered into an Amended and Restated Rights Agreement dated as of October 15, 2001 (the "Rights Agreement"); and

      WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below;

      NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

      Section 1.     Defined Terms.   Unless  otherwise specifically  defined
 herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement.

      Section 2. Certain Definitions. The definition of "Purchase Price" contained in Section 1 is hereby amended in its entirety to read as follows:

           "'Purchase Price' with respect to each Right shall mean $100.00, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question."

 Further, each reference to "hereof", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this AMENDMENT NO. 1 becomes effective, refer to the Rights Agreement as amended hereby.

      Section 3. Form of Right Certificate B Exhibit B. The reference to $20.00 contained in Exhibit B to the Rights Agreement (Form of Right Certificate), is hereby amended to read "$100.00."

      Section 4.     Summary of Rights to Purchase Preferred Stock B  Exhibit
 C.   Exhibit  C to  the  Rights Agreement  (Summary  of Rights  to  Purchase
 Preferred Stock) is hereby amended to change all references to "Amended Rights Agreement" currently in the third paragraph to "Rights Agreement," and to add a new paragraph immediately following the third paragraph, to read in its entirety as follows:

      "On December 16, 2003, the Board of Directors of the Company authorized an amendment to the Rights Agreement, and approved Amendment No. 1 to the Rights Agreement, which was executed effective as of December 17, 2003 (the Rights Agreement, as amended by Amendment No. 1 thereto, the "Amended Rights Agreement") by the Company and the Rights Agent. The sole change made by Amendment No. 1 to the Rights Agreement is to increase the Initial Purchase Price for one one-hundredth of a Preferred Share from $20.00 to $100.00 (the "Purchase Price"), subject to adjustment."

 Further, the last paragraph to Exhibit C to the Rights Agreement is amended in its entirety to read as follows:

      "A copy of the Rights Agreement is filed as Exhibit 4.1 to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form 8-A and is incorporated herein by reference. A copy of Amendment No. 1 to the Rights Agreement is filed as Exhibit 4.2 to Post-Effective Amendment No. 3 to the Company's Registration Statement on Form 8-A and is incorporated herein by reference.

      This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Amended Rights Agreement."

 Section 5. Effectiveness. This AMENDMENT NO. 1 shall be deemed effective as December 17, 2003, as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

 Section 6. Miscellaneous. This AMENDMENT NO. 1 shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This AMENDMENT NO. 1 may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant, or restriction of this AMENDMENT NO. 1 is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants restrictions of this AMENDMENT NO. 1 shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.


   [Remainder of Page Intentionally Left Blank.  Signature Page to Follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 1 to be duly executed as of the date first set forth above.

 CARRINGTON LABORATORIES, INC         AMERICAN STOCK TRANSFER & TRUST COMPANY


 By: /s/ Carlton E. Turner            By: /s/ Herbert J. Lemmer
 Carlton E. Turner, Ph.D., D.Sc.          Herbert J. Lemmer
 President and Chief Executive Officer    Vice President  &
                                          General Counsel